UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2024

Bite Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40055	85-3307316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 N. State Street Chicago, IL	60654
(Address of principal executive offices)	(Zip Code)

(347) 685-5236
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of common stock, par value $0.0001 per share and one-half of one warrant	BITE.U	NYSE American LLC

Common stock, par value $0.0001 per share	BITE	NYSE American LLC

Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	BITE WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2024, Bite Acquisition Corp. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). As approved by its stockholders at the Special Meeting, the Company filed a certificate of amendment to its amended and restated certificate of incorporation (the “Charter”) with the Delaware Secretary of State on February 13, 2024 (the “Charter Amendment”), to extend the date by which the Company has to consummate a business combination from February 17, 2024 (the “Termination Date”) to up to August 17, 2024, by electing to extend the date to consummate an initial business combination on a monthly basis for up to six times by an additional one month each time after the Termination Date until August 17, 2024, or a total of up to six months after the Termination Date, or such earlier date as determined by the Company’s board of directors (the “Board”),  provided that Smart Dine, LLC (the “Sponsor”) (or its affiliates or permitted designees) will deposit into a trust account established for the benefit of the Company’s public stockholders (the “Trust Account”) an amount determined by multiplying $0.025 by the number of public shares then outstanding for each such one-month extension unless the closing of the Company’s initial business combination shall have occurred in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination. The foregoing description is qualified in its entirety by reference to the Charter Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 13, 2024, the Company held the Special Meeting. On January 12, 2024, the record date for the Special Meeting, there were 8,518,178 shares of common stock outstanding and entitled to be voted at the Special Meeting, approximately 84.55% of which were represented in person or by proxy at the Special Meeting.

The final results for the matters submitted to a vote of the Company’s stockholders at the Special Meeting are as follows:

1. Charter Amendment Proposal

The stockholders approved the proposal to amend the Company’s Charter to extend the date by which Bite has to consummate a business combination from Termination Date to up to August 17, 2024, by electing to extend the date to consummate an initial business combination on a monthly basis for up to six times by an additional one month each time after the Termination Date until August 17, 2024, or a total of up to six months after the Termination Date, or such earlier date as may be determined by the Board, provided that the Sponsor (or its affiliates or permitted designees) will deposit into the Trust Account an amount determined by multiplying $0.025 by the number of public shares then outstanding for each such one-month extension unless the closing of the Company’s initial business combination shall have occurred in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
7,194,740	6,968	0	0

Item 8.01. Other Events.

In connection with the votes to approve the proposals above, the holders of 518,880 shares of common stock of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.70 per share, for an aggregate redemption amount of approximately $5.55 million, leaving approximately $25.25 million in the trust account.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Bite Acquisition Corp., dated February 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITE Acquisition Corp.

By:	/s/ Alberto Ardura González
	Name:	Alberto Ardura González
	Title:	Chief Executive Officer and Chairman of the Board

Date: February 15, 2024

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